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                                                                       Exhibit 1

                           South Jersey Gas Company

                      Secured Medium Term Notes, Series A
                       Due from One Year to Forty Years
                              from Date of Issue

                                Terms Agreement


South Jersey Gas Company
Number One South Jersey Plaza
Route 54
Folsom, New Jersey  08037

                                                            July 10, 2001

Attention:

     Subject in all respects to the terms and conditions of the Distribution Agreement (the "Agreement") dated October 5, 1998, as amended on June 26, 2000 among UBS Warburg LLC, First Union Securities, Inc. and Edward D. Jones & Co., L.P. and you, the undersigned agrees to purchase the following:

                   Secured Medium Term Notes, Series A 2001-2


                       Secured Medium Term Insured Notes

Aggregate Principal Amount:           $15,000,000.

Interest Rate:                        6.57%

Date of Maturity:                     July 15, 2011

Interest Payment Dates:               January 15 and July 15

Regular Record Dates:                 January 1 and July 1

CUSIP:                                83851M AG2

Insurance:                            The timely payment of the regularly
                                      scheduled principal and interest on the
                                      Notes will be insured by a financial
                                      guaranty insurance policy issued by Ambac
                                      Assurance Corporation that will be issued at the same time the Notes are delivered.

Purchase Price:                       98.707% of principal amount.

Settlement Date and Time:             Tuesday, July 17, 2001, 10:00 a.m.,
                                      Eastern time.
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Place for Delivery of Notes and       New York, New York.
Payment Therefor:

Wiring Instructions as follows:       First Union National Bank
                                      ABA#0312-0146-7
                                      Credit: South Jersey Gas Company
                                      Account#2000001370494

Modification, if any, in the          Additional conditions to the obligations
requirements to deliver the           of First Union Securities, Inc.
documents in Section 6(b) of the
Agreement:                            (d)  Opinion of counsel to Ambac Assurance
                                           Corporation ("Ambac"), dated the
                                           Closing Date.

                                      (e)  Certificate of Ambac, dated the
                                           Closing Date.

                                      (f)  Confirmation of the following ratings
                                           designations:
                                           Standard & Poor's -- "AAA."
                                           Moody's -- "Aaa."

                                      (g)  Delivery of executed insurance policy
                                           by Ambac.


                                          First Union Securities, Inc.


                                          By: /s/ William Ingam
                                             -----------------------------------

Accepted:

South Jersey Gas Company

By: /s/ David A. Kindlick
   -----------------------------------------------
   Title: Senior Vice President, Finance and Rates
         -----------------------------------------

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